Filed Pursuant to Rule 424(b)(3)
Registration No. 333-179937

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the offer and the sale of the notes has become effective under the Securities Act of 1933. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale of the notes is not permitted.

Subject to completion, dated March 6, 2012

Preliminary prospectus supplement

(To prospectus dated March 6, 2012)

$

    % Convertible Senior Notes due 2032

NOTES

•	We are offering $ million aggregate principal amount of our % convertible senior notes due 2032 (the “notes”).
•

We will pay     % interest per annum on the principal amount of the notes semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2012. Interest will accrue on the notes from, and including March     , 2012 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date of the notes, as the case may be. Beginning with the period commencing on March 20, 2018 and ending on September 14, 2018, and for each of the six-month periods thereafter commencing on September 15, 2018, we will pay contingent interest if the average trading price of the notes on the five trading days ending on the third trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The contingent interest payable per note within any applicable interest period will equal an annual rate of 0.25% of the average trading price of a note during the measuring period.

•	The notes will mature on March 15, 2032, unless earlier converted, redeemed or repurchased by us.

CONVERSION

•	Holders may convert their notes at their option prior to December 15, 2031 only under the following circumstances:
•

during any calendar quarter after the calendar quarter ending March 31, 2012, if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter;

•

during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•	if we have called the notes for redemption and the redemption has not yet occurred; and
•	if we make certain distributions on shares of our common stock or engage in certain corporate transactions.
•

The notes will be convertible irrespective of the foregoing circumstances from, and including, December 15, 2031 to, and including, the business day immediately preceding the maturity date of the notes.

•

The initial conversion rate, subject to adjustment, will be              shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $              per share of common stock), the actual conversion rate and conversion price will be determined on the trade date. The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See “Description of Notes—Conversion Rights.”

•

Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion.” At any time on or prior to the 23rd business day immediately preceding the maturity date, we may make an irrevocable election to satisfy our conversion obligation by (x) delivering solely shares of our common stock or (y) paying cash up to the aggregate principal amount of the notes to be converted and delivering shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of Notes—Conversion Rights—Irrevocable Election of Full Physical Settlement” and “Description of Notes—Conversion Rights—Irrevocable Election of Net Share Settlement.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes—Conversion Rights.”

•

A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

OPTIONAL REDEMPTION AND REPURCHASE

•

Prior to March 20, 2018 the notes will not be redeemable. On or after March 20, 2018, we may, at our option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including contingent interest, if any) up to but excluding the redemption date.

•

Holders may require us to repurchase in cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest, if any) up to but excluding the applicable repurchase date, on March 15, 2018, March 15, 2022 and March 15, 2027 or, subject to specified exceptions, at any time prior to the notes’ maturity following a fundamental change as further described in this prospectus supplement.

RANKING

•

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. As of December 31, 2011, we had approximately $1.2 billion of consolidated indebtedness outstanding. Our subsidiaries have guaranteed certain loans and other obligations under our credit agreement and our senior unsecured notes as more fully described under “Description of Other Indebtedness—Credit Agreement” and “Description of Other Indebtedness—Senior Unsecured Notes.”

LISTING

•	The notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”). We do not intend to apply for a listing of the notes on any stock exchange.
•	Our common stock is listed on NYSE under the symbol “HLX.” On March 5, 2012, the closing sale price of our common stock on the NYSE was $18.93 per share of our common stock.

Investing in the notes involves significant risks. See “Risk Factors” beginning on page S-7.

	Per Note	Total
Public offering price of the notes	$	$
Underwriting discounts and commissions in connection with the notes offering	$	$
Proceeds, before expenses, to us	$	$

We expect that the notes will be ready for delivery in book-entry-only form through The Depository Trust Company on March     , 2012.

Sole Manager

RAYMOND JAMES

March     , 2012

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or sale is unlawful. We are offering to sell, and seeking offers to buy, notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. You should assume that the information included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus or the information we have incorporated by reference. Our financial condition, results of operations and business prospects may have changed since that date.

S-i

FORWARD LOOKING STATEMENTS

This prospectus supplement contains various statements that contain forward-looking information about us and represent our expectations and beliefs concerning future events. This forward looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, included herein or incorporated herein by reference, that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•

statements regarding our business strategy, including the potential sale of assets and/or other investments in our subsidiaries and facilities, or any other business plans, forecasts or objectives, any or all of which is subject to change;

•

statements regarding our anticipated production volumes, results of exploration, exploitation, development, acquisition or operations expenditures, and current or prospective reserve levels with respect to any oil and gas property or well;

•	statements related to commodity prices for oil and gas or with respect to the supply of and demand for oil and gas;

•	statements relating to our proposed acquisition, exploration, development and/or production of oil and gas properties, prospects or other interests and any anticipated costs related thereto;

•	statements related to environmental risks, exploration and development risks, or drilling and operating risks;

•	statements relating to the construction or acquisition of vessels or equipment and any anticipated costs related thereto;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital or other financial items;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding the collectability of our trade receivables;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;

•	statements related to our ability to retain key members of our senior management and key employees;

•	statements related to the underlying assumptions related to any projection or forward-looking statement; and

•	any other statements that relate to non-historical or future information.

S-ii

Although we believe that the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include, among other things:

•	impact of weak domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

•	uncertainties inherent in the development and production of oil and gas and in estimating reserves;

•	the geographic concentration of our oil and gas operations;

•	the effect of regulations on the offshore Gulf of Mexico oil and gas operations;

•	uncertainties regarding our ability to replace depletion;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

•

the effects of indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt and could have other adverse consequences to us;

•	the effectiveness of our hedging activities;

•	the results of our continuing efforts to control costs and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations, and the terms of any such financing;

•	the impact of current and future laws and governmental regulations, including tax and accounting developments;

•	the effect of adverse weather conditions and/or other risks associated with marine operations, including the exposure of our oil and gas operations to tropical storm activity in the Gulf of Mexico;

•	the impact of operational disruptions affecting the Helix Producer I vessel which is crucial to producing oil and natural gas from our Phoenix field;

•	the effect of environmental liabilities that are not covered by an effective indemnity or insurance;

•	the potential impact of a loss of one or more key employees; and

•	the impact of general, market, industry or business conditions.

Our actual results could differ materially from those anticipated in any forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” beginning on page S-7 of this prospectus supplement. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

S-iii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov). Our Central Index Key, or CIK, on the SEC Website is 866829.

We make available, free of charge, through our investor relations website, our proxy statements, annual reports, quarterly reports, current reports, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.helixesg.com and the address for the investor relations page of our website is http://www.helixesg.com/Investor-Relations (neither of which is intended to be an active hyper link in this prospectus supplement). The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement of the information contained at that site.

S-iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement and accompanying prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the notes, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the offer and sale of the notes under this prospectus is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934 and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for year ended December 31, 2011 filed with the SEC on February 24, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2012 and February 24, 2012;

•	our definitive Proxy Statement for our Annual Meeting of Shareholders held on Wednesday, May 11, 2011 filed with the SEC on April 1, 2011; and

•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on June 30, 2006.

You may request a copy of these filings at no cost on our website, www.helixesg.com. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us at the following address:

400 North Sam Houston Parkway East, Suite 400

Houston, Texas 77060-3500

(281) 618-0400

Attention: Terrence Jamerson

S-v

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes offered hereby. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus carefully, including the “Risk Factors” section of this prospectus supplement beginning on page S-7, as well as our financial statements and the notes thereto, which are incorporated by reference herein, before making an investment decision. References in this prospectus to “Helix,” “Company,” “we,” “us” and “our” refer to Helix Energy Solutions Group, Inc. and its subsidiaries, unless the context otherwise requires.

Overview

We are an international offshore energy company that provides field development solutions and other contracting services to the energy market as well as to our own oil and gas properties. We have three reporting business segments: contracting services, production facilities, and oil and gas. Our contracting services segment utilizes vessels, offshore equipment and methodologies to deliver services that may reduce finding and development costs and encompass the complete lifecycle of an offshore oil and gas field. These contracting services operations are primarily located in the Gulf of Mexico, North Sea, Asia Pacific and West Africa regions. Our production facilities segment consists of our ownership interest in certain production facilities in hub locations where there is potential for significant subsea tieback activity, our investment in a dynamically positioned floating production vessel and the recently established Helix Fast Action Response System. All of our production facilities activities are located in the Gulf of Mexico. Our oil and gas segment engages in prospect generation, exploration, development and production activities all within in the Gulf of Mexico.

The future focus of the Company is on its contracting services businesses, including well operations, robotics and subsea construction services. We provide offshore services and methodologies that we believe are critical to developing offshore reservoirs and maximizing production economics. These “life of field” services are represented by four disciplines: (1) well operations, (2) robotics, (3) subsea construction and (4) production facilities.

Corporate information

Our principal executive offices are located at 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060; phone number 281-618-0400. Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “HLX”. We maintain a website at http://www.helixesg.com, however, the information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision whether to invest in the notes.

THE OFFERING

Issuer	Helix Energy Solutions Group, Inc., a Minnesota corporation.

Securities	$ aggregate principal amount of % Convertible Senior Notes due 2032

Maturity	March 15, 2032, unless earlier redeemed, repurchased or converted.

Issue price	% plus accrued interest, if any, from March , 2012.

Interest Payment Dates	We will pay % interest per annum on the principal amount of the notes payable semi-annually in arrears on March 15 and September 15 of each year, starting on September 15, 2012, to holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest will accrue on the notes from and including March , 2012 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding the next interest payment date or maturity date, as the case may be.

Contingent Interest	Beginning with the period commencing on March 20, 2018 and ending on September 14, 2018, and for each of the six-month periods thereafter commencing on September 15, 2018, we will pay contingent interest if the average trading price of the notes on the five trading days ending on the third trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes during the applicable interest period will equal an annual rate of 0.25% of the average trading price of such $1,000 principal amount of notes during the applicable five-trading-day reference period, payable in arrears.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. As of December 31, 2011, we had approximately $1.2 billion of consolidated indebtedness outstanding. Our subsidiaries have guaranteed certain loans and other obligations under our credit agreement and our senior unsecured notes as more fully described under “Description of Other Indebtedness—Credit Agreement” and “Description of Other Indebtedness—Senior Unsecured Notes.”

Conversion Rights	Holders may convert their notes at their option prior to December 15, 2031 only under the following circumstances:

•	during any calendar quarter after the calendar quarter ending March 31, 2012, if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter;

•

during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•	if we have called the notes for redemption and the redemption has not yet occurred; and

•

if we make certain distributions on shares of our common stock or engage in certain corporate transactions, as described under “Description of Notes—Conversion upon the occurrence of certain corporate transactions.”

In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, December 15, 2031 to, and including, the business day immediately preceding the maturity date.

The initial conversion rate, subject to adjustment, will be shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $ per share of common stock), the actual conversion rate and conversion price will be determined on the trade date. The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See “Description of Notes—Conversion Rights.”

Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion.” At any time on or prior to the 23rd business day immediately preceding the maturity date, we may make an irrevocable election to satisfy our conversion obligation by (x) delivering solely shares of our common stock or (y) paying cash up to the aggregate principal amount of the notes to be converted and delivering shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of Notes—Conversion Rights—Irrevocable Election of Full Physical Settlement” and “Description of Notes—Conversion Rights—Irrevocable Election of Net Share Settlement.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes—Conversion Rights.” Once we

have called the notes for redemption, you may surrender your notes for conversion prior to the close of business on the business day immediately preceding the redemption date.

If we call a holder’s notes for redemption, the holder may convert the notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a note as described under either “—Holders May Require Us to Repurchase Their Notes at Their Option” or “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Sinking Fund	None.

Optional Redemption	Prior to March 20, 2018 the notes will not be redeemable. On or after March 20, 2018, we may, at our option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, including contingent interest, if any, as described under “Description of Notes—Optional Redemption.”

Holders May Require Us to

Repurchase Their Notes at Their Option	On March 15, 2018, March 15, 2022 and March 15, 2027 (each, a “repurchase date”), any holder may require us to repurchase for cash any outstanding notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the repurchase date, as further described in this prospectus supplement, see “Description of Notes— Holders May Require Us to Repurchase Their Notes at Their Option.”

Holders May Require Us to

Repurchase Their Notes Upon A Fundamental Change	Holders may require us to repurchase in cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including contingent interest, if any) at any time prior to the notes’ maturity following a fundamental change as further described in this prospectus supplement, see “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.”

Events of Default	If an event of default on the notes has occurred and is continuing, the principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of Notes—Events of Default.”

Re-opening	We may, without the consent of the holders, reopen the indenture under which the notes will be issued and issue additional notes with the same terms and with the same CUSIP number as the notes in an unlimited aggregate principal amount, provided that (i) no additional notes may be issued unless they are fungible with the notes offered hereby for United States federal income tax purposes and (ii) the additional notes are issued within 13 days of the first issuance of notes. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes.

U.S. Federal Income Tax Considerations	Under the indenture governing the notes, we and each holder agree to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the U.S. Treasury Department (“Treasury”) regulations governing contingent payment debt instruments. For U.S. federal income tax purposes, interest income on the notes will accrue at the rate of % compounded semi-annually, which rate represents our determination of the yield at which we could issue a comparable noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to the notes. A U.S. holder will be required to accrue interest income on a constant yield to maturity basis at this rate (subject to certain adjustments), with the result that a U.S. holder may recognize interest income significantly in excess of stated interest payments received while the notes are outstanding.

A U.S. holder will also recognize gain or loss on the sale, exchange, conversion, repurchase or redemption of a note in an amount equal to the difference between the amount realized on the sale, exchange, conversion, repurchase or redemption of a note, including the fair market value of our common stock received, if any, and the U.S. holder’s adjusted tax basis in the note. Any gain recognized on the sale, exchange, conversion, repurchase or redemption of a note generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We estimate that our net proceeds from the sale of the notes will be approximately $ million after deducting the underwriting fees and all estimated offering expenses that are payable by us.

We intend to use the net proceeds from the sale of the notes to repurchase and retire a portion of our existing 3.25% Convertible Senior Notes due 2025 (“3.25% Convertible Senior Notes”), in

separate, privately negotiated transactions and for other general corporate purposes, including the repayment of other indebtedness. See “Use of Proceeds.” For a more complete description of our indebtedness, including a more complete description of the 3.25% Convertible Senior Notes, see “Description of Indebtedness” in this prospectus supplement.

DTC Eligibility	The notes will be issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See “Description of Notes—Form, Denomination and Registration of Notes.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Trading Symbol for Our Common Stock	Our common stock is listed on the NYSE under the symbol “HLX.”

Risk Factors	Investment in the notes and the shares of common stock underlying the notes involves risk. You should carefully consider the information contained in “Risk Factors” and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before investing in the notes.

For a more complete description of the terms of the notes, see the section entitled “Description of Notes” in this prospectus supplement.

RISK FACTORS

Investing in the notes involves risks. Prior to making a decision whether to invest in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our other filings we may make from time to time with the SEC.

Risks Related to the Notes and the Underlying Shares of Common Stock

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and are structurally subordinated to all liabilities of our subsidiaries, including trade payables.

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including trade payables. Our obligations under our credit agreement are guaranteed by all of our U.S. subsidiaries except Cal Dive I-Title XI, Inc., and are secured by a lien on substantially all of our assets and properties and all the assets and properties of our U.S. subsidiaries except Cal Dive I-Title XI, Inc. In addition, we have pledged a portion of the shares of our significant foreign subsidiaries to the lenders as additional security. See “Description of Other Indebtedness—Credit Agreement.” Certain of our domestic subsidiaries have also guaranteed our obligations under our senior unsecured notes as more fully described under “Description of Other Indebtedness—Senior Unsecured Notes.” As of December 31, 2011, we had approximately $1.2 billion of consolidated indebtedness outstanding.

In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the notes then outstanding. See “Description of Notes—Ranking.”

None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

Future issuances of shares of common stock and investor hedging activities in connection with the notes offering may depress the trading price of our common stock and the notes.

Any issuance of equity securities after this offering, including any issuance of shares of our common stock upon conversion of the notes, could dilute the interests of our existing shareholders, including holders who have received shares of our common stock upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes or any common stock that holders receive upon conversion of the notes.

Volatility of the market price of our common stock may depress the trading price of the notes.

The market price of our common stock has experienced, and may continue to experience, significant volatility. From January 1, 2009 through March 5, 2012, the trading price of our common stock on the NYSE has ranged from a low of $2.22 per share to a high of $21.65 per share. Because the notes are convertible into, and based upon the price of, our common stock, volatility in the price of our common stock may depress the trading price of the notes. The risk of volatility and depressed prices of our common stock also applies to holders who receive shares of our common stock upon conversion of their notes.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock, including, among other things:

•	our operating and financial performance and prospects;

•	our ability to repay our debt;

•	investor perceptions of us and the industry and markets in which we operate;

•	changes in earnings estimates or buy/sell recommendations by analysts; and

•	general financial, domestic, international, economic and other market conditions.

In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. In addition, sales of substantial amounts of our common stock in the public market after this offering, or the perception that those sales may occur, could cause the market price of our common stock to decline. Furthermore, shareholders may initiate securities class action lawsuits if the market price of our common stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.

These factors, among others, could significantly depress the trading price of the notes and the price of our common stock, if any, issued upon conversion of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

As described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate,” we will adjust the conversion rate of the notes for certain events, including, among others:

•	the issuance of share dividends on our common stock;

•	the issuance of certain rights or warrants;

•	certain subdivisions and combinations of our capital stock;

•	certain distributions of capital stock, indebtedness or assets; and

•	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of our common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the shares of common stock underlying your notes may be diluted. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur. Also, we will not increase the conversion rate to an amount that exceeds                      shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

Our election to pay cash in respect of some or all of our conversion obligation may have adverse consequences.

Our election to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or our irrevocable election of net share settlement of the notes as described under “Description of Notes—Conversion Rights,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

We will generally deliver the consideration due upon conversion of the notes as soon as practicable, but in no event later than three business days after (1) the last trading day in the cash settlement period (if we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or we have irrevocably elected net share settlement of the notes), which will generally be at least 26 trading days after the date holders surrender their notes for conversion or (2) the conversion date (if we have elected to deliver solely shares of our common stock (other than solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement). In addition, if (1) we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or (2) we have irrevocably elected net share settlement of the notes, because the consideration due upon conversion is based on the trading prices of our common stock during the cash settlement period, any decrease in the price of our common stock after you surrender your notes for conversion may significantly decrease the value of the consideration you receive upon conversion. In addition, if the trading price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares of common stock you will receive.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

Generally accepted accounting principles (“GAAP”) require that an entity separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect on the accounting for the notes is that the equity component would be included in the common stock section of shareholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because GAAP requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that fundamental change.

If a make-whole fundamental change occurs prior to the maturity date, we will under certain circumstances increase the conversion rate applicable to holders who convert their notes within a specified time frame. The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective and the applicable price, as described in this prospectus supplement. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of the make-whole fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if the applicable price is greater than $             per share of common stock or less than $             per share of common stock (in each case, subject to adjustment).

Our obligation to increase the conversion rate as described above could also be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies. In addition, we will not increase the conversion rate to an amount that exceeds                      shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

Increased leverage as a result of this offering may harm our financial condition and results of operations.

As adjusted to include the sale of the notes we are offering and without giving effect to the use of proceeds described herein, our total consolidated long-term debt as of March 5, 2012 would have been approximately $             million (net of a preliminary discount on the notes of approximately $             million) and would have represented approximately     % of our total capitalization as of that date. The indenture for the notes will not restrict our ability to incur additional indebtedness.

Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our obligations under the notes;

•

a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, and this default could cause us to be in default on our other outstanding indebtedness. Conversely, a default on our other outstanding indebtedness may cause a default under the notes.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than solely cash in lieu of any fractional share) or if we have irrevocably elected full physical settlement of the notes, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as current rather than long-term liability, which could result in a material reduction of our net working capital.

We may not have the ability to raise the funds to pay interest on the notes, to repurchase the notes on the repurchase dates or upon a fundamental change, or to pay cash due upon conversion.

The notes bear interest semi-annually at a rate of     % per year. Holders may require us to repurchase, for cash, all or any portion of their notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest, if any, on each repurchase date, or if a fundamental change occurs. In addition, upon conversion of the notes, if we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares), or if we have irrevocably elected net share settlement of the notes, we will be required to pay cash in respect of all or a portion of our conversion obligation. We may not have sufficient funds to pay the interest, repurchase price or cash in respect of our conversion obligation when due. If we fail to pay interest on the notes, repurchase the notes or pay any cash payment due upon conversion when required, we will be in default under the indenture governing the notes. See “Description of Notes—Interest Payments,” “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change” and “Description of Notes—Events of Default.”

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding December 15, 2031, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes until December 15, 2031 or thereafter.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

The indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change of control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but may not constitute a “fundamental change” that permits holders to require us to repurchase their notes or a “make-whole fundamental change” that permits holders to convert their notes at an increased conversion rate. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

The occurrence of certain “make-whole fundamental changes” or any “fundamental change” will also result in redemption of some of our existing debt arrangements.

The occurrence of certain “make-whole fundamental changes” as described under “Description of Notes— Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” or the occurrence of any “fundamental change” as described under “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change” pursuant to the terms of the notes will require us to redeem our then outstanding 3.25% Convertible Senior Notes, and require us to redeem our 9.5% Senior Unsecured Notes due January 2016 (the “Senior Unsecured Notes”).

You may find it difficult to sell your notes.

Although the underwriter has indicated that it intends to make a market in the notes, it is not obligated to do so and any of their market making activities may be terminated or limited at any time. In addition, although we have registered the offer and sale of the notes under the Securities Act, there can be no assurance as to the liquidity of markets for the notes, the ability of noteholders to sell their notes or the prices at which notes could be sold. The notes may trade at prices that are lower than their initial purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The liquidity of trading markets for the notes may also be adversely affected by general declines or disruptions in the markets for debt securities. Those market declines or disruptions could adversely affect the liquidity of and market for the notes independent of our financial performance or prospects. An active market for the notes may not exist or develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the notes within the time or at the price you desire.

We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds from this offering to repurchase and retire a portion of our existing 3.25% Convertible Senior Notes in separate, privately negotiated transactions, and the remaining net proceeds, for general corporate purposes, including the repayment of other indebtedness, but we will retain discretion over the use of the proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

Certain provisions in the indenture for the notes, our articles of incorporation, and bylaws could discourage potential acquisition proposals and could deter or prevent a change in control.

If a “fundamental change” occurs, holders of the notes will have the right, at their option, to require us to repurchase all or any portion of their notes. In the event of a “make-whole fundamental change,” we also may be required to increase the conversion rate applicable to notes surrendered for conversion in connection with such make-whole fundamental change. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes.

Our articles of incorporation give our board of directors the authority, without any action by our shareholders, to fix the rights and preferences on up to 4,994,000 shares of undesignated preferred stock, including dividend, liquidation and voting rights. In addition, our by-laws divide the board of directors into three classes. We are also subject to certain anti-takeover provisions of the Minnesota Business Corporation Act. We also have employment arrangements with all of our executive officers that require cash payments in the event of a “change of control.” Any or all of the provisions or factors described above may discourage a takeover proposal or tender offer not approved by management and the board of directors and could result in shareholders who may wish to participate in such a proposal or tender offer receiving less for their shares than otherwise might be available in the event of a takeover attempt.

An adverse rating of the notes may cause their trading price to fall.

We do not intend to rate the notes, but if a rating agency rates the notes, it may assign a rating that is lower than the ratings assigned to our other debt. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to (and will be the record holder of) our common stock only on the conversion date (if we have elected to deliver solely shares of our common stock (other than solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement of the notes) or the last trading day of the applicable cash settlement period (if we have elected to deliver cash in respect of a portion (but not all) of our conversion obligation (other than solely cash in lieu of fractional shares) or we have irrevocably elected net share settlement of the notes), and only to the extent that we are obligated to deliver to you shares of common stock in respect of our conversion obligation. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock. In addition, because the notes may be settled by delivery of solely cash, you may not receive any shares upon conversion.

We have never declared or paid cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain earnings, if any, for the future operation and growth of our business. As a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we do not anticipate paying cash dividends for the foreseeable future, holders who convert their notes and receive shares of our common stock will not realize a return on their investment unless the trading price of our common stock appreciates, which we cannot assure.

You should consider the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

Under the indenture governing the notes, we and each holder agree to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments. Under these Treasury regulations, a U.S. holder may recognize interest income on the notes significantly in excess of the stated interest payments received thereon. Also under these Treasury regulations, a U.S. holder generally will recognize ordinary income, rather than capital gain, upon a sale, exchange, conversion, repurchase or redemption of the notes at a gain. The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes are summarized under “Material U.S. Federal Income Tax Considerations.”

You may have to pay U.S. federal income tax if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments that are considered to have the effect of increasing the proportionate interest of a holder of a note in our assets or earnings may result in a deemed distribution to the holder, even though the holder has not received any cash or property as a result of such adjustments. Any deemed distributions will be taxed in the same manner as an actual distribution, but may not be eligible for the reduced rates of tax applicable to the receipt of dividend income by non-corporate holders or the dividends-received deduction. With respect to a Non-U.S. Holder (as defined below in “Material U.S. Federal Income Tax Considerations”), such deemed distribution, to the extent treated as a dividend, generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments on the notes. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the notes will be approximately $             million after deducting the underwriting fees and all estimated offering expenses that are payable by us. We intend to use the net proceeds from the sale of the notes to repurchase and retire a portion of our existing 3.25% Convertible Senior Notes, in separate, privately negotiated transactions and for other general corporate purposes, including the repayment of other indebtedness. For a more complete description of our indebtedness, including a more complete description of the 3.25% Convertible Senior Notes, see “Description of Indebtedness” in this prospectus supplement.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NYSE under the symbol “HLX.” The following table sets forth, for the periods indicated, the high and low reported intraday sale prices of our common stock as reported on the NYSE:

		High Intra-Day Price	Low Intra-Day Price
2009	First Quarter	$9.46	$2.22
	Second Quarter	$12.65	$4.81
	Third Quarter	$16.11	$8.76
	Fourth Quarter	$16.91	$10.79

2010	First Quarter	$14.80	$9.99
	Second Quarter	$17.00	$9.70
	Third Quarter	$11.32	$8.38
	Fourth Quarter	$14.48	$10.88

2011	First Quarter	$17.69	$10.92
	Second Quarter	$19.20	$14.57
	Third Quarter	$21.65	$12.65
	Fourth Quarter	$19.42	$11.57

2012	First Quarter (through March 5, 2012)	$19.98	$15.55

On March 5, 2012, the last reported closing sale price of our common stock on the NYSE was $18.93 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, for the future operation and growth of our business. In addition, our financing arrangements prohibit the payment of cash dividends on our common stock.

CAPITALIZATION

The following table shows:

•	our actual capitalization as of December 31, 2011; and

•	our capitalization as adjusted to give effect to our issuance and sale of $ million aggregate principal amount of notes in this offering and the application of the net proceeds therefrom.

You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated by reference herein.

	As of December 31, 2011
	Actual	As Adjusted
Cash and Cash Equivalents	$546,465
Long-Term Debt
Term Loan	$279,750
Revolving Loans	—
Senior Unsecured Notes	474,960
3.25% Convertible Notes Due 12/15/2025	300,000
% Convertible Notes Due 3/15/2032	—
MARAD Debt	110,166
Unamortized Debt Discount(1)	(9,555)
Total Long-Term Debt	$1,155,321

Convertible Preferred Stock	$1,000
Common stock, no par, 240,000 shares authorized, 105,530 shares issued	908,776
Retained earnings	522,644
Accumulated other comprehensive loss	(10,017)
Noncontrolling interests	28,138
Shareholders’ Equity	$1,449,541

Total Capitalization	$2,605,862

(1)	Initial discount of $ for % Notes due 2032 will be accreted to the face amount of $ through accretion of non-cash interest charges through 2018

DESCRIPTION OF NOTES

We will issue the notes under an indenture (which we refer to as the “indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (which we refer to as the “trustee”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. You should read carefully the section entitled “Description of Our Debt Securities” in the accompanying prospectus for a description of other material terms of the notes and the indenture.

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

For purposes of this summary, the terms “Helix,” “Company,” “we,” “us” and “our” refer only to Helix Energy Solutions Group, Inc. and not to any of its subsidiaries, unless we specify otherwise.

General

We are offering $         million aggregate principal amount of our convertible senior notes due 2032 (the “notes”). The notes bear interest at a rate of     % per annum payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2012, to holders of record at the close of business on the preceding March 1 and September 1, respectively, except as described below.

The notes we are offering:

•	will be issued in denominations of integral multiples of $1,000 principal amount;

•	are our unsecured indebtedness and are equal in right of payment to our other senior unsecured indebtedness as described under “—Ranking”;

•	are redeemable by us, at our option, at a price equal to 100% of the principal amount, plus accrued and unpaid interest, at any time after March 20, 2018;

•

are convertible under certain circumstances and during specified time periods into shares of our common stock, cash, or a combination of cash and shares of our common stock, at our election, as described below under “—Conversion Rights,” at an initial conversion rate of              shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $             per share of common stock); and

•

are subject to repurchase by us at the option of the holder on March 15, 2018, March 15, 2022 and March 15, 2027, as described under “—Holders May Require Us to Repurchase Their Notes at Their Option,” any holder may require us to repurchase for cash any outstanding notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the repurchase date.

•

are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes mature on March 15, 2032.

All cash payments on the notes will be made in U.S. dollars.

We will issue the notes in denominations of integral multiples of $1,000 principal amount, without coupons. We will initially issue the notes as global securities in book-entry form. We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million aggregate principal amount of the notes. However, if a holder of a certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount of the notes, then we will mail a check to that holder’s registered address.

We may, without the consent of the holders, reopen the indenture under which the notes will be issued and issue additional notes with the same terms and with the same CUSIP number as the notes in an unlimited aggregate principal amount, provided that (i) no additional notes may be issued unless they are fungible with the notes offered hereby for United States federal income tax purposes and (ii) the additional notes are issued within 13 days of the first issuance of notes. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes.

You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar, bid solicitation agent and paying agent for the notes. We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets.”

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

Ranking

The notes will be our unsecured senior obligations and will rank equally with all our other unsecured senior indebtedness. However, the notes will be effectively subordinated to any of our existing and future secured indebtedness. Our obligations under our credit agreement are guaranteed by all of our U.S. subsidiaries except Cal Dive I-Title XI, Inc., and are secured by a lien on substantially all of our assets and properties and all the assets and properties of our U.S. subsidiaries except Cal Dive I-Title XI, Inc. In addition, we have pledged a portion of the shares of our significant foreign subsidiaries to the lenders as additional security. See “Description of Other Indebtedness—Credit Agreement.” Certain of our domestic subsidiaries have also guaranteed our obligations under our senior unsecured notes as more fully described under “Description of Other Indebtedness—Senior Unsecured Notes.” The notes will also be effectively subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon a liquidation or reorganization of that subsidiary, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

As of December 31, 2011, we had approximately $1.2 billion of consolidated indebtedness outstanding.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Interest Payments

We will pay interest on the notes at a rate of     % per annum payable semi-annually in arrears on each March 15 and September 15 of each year, beginning on September 15, 2012. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding March 1 and September 1 (each, a “record date”), respectively. We will also pay contingent interest on the notes in the circumstances described under “—Contingent Interest.” Interest will accrue on the notes from, and including, March     , 2012 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such interest payment need be made to us:

•	if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

•	if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the next interest payment date; or

•	to the extent of any overdue interest, including any contingent interest, if any overdue interest exists at the time of conversion with respect to such note.

Contingent Interest

Beginning with the period commencing on March 20, 2018 and ending on September 14, 2018, and for each of the six-month periods thereafter commencing on September 15, 2018, we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the notes during the five consecutive trading days ending on the third trading day immediately preceding the first day of the applicable interest period (each such trading day during the five trading day period called the “determination date”) equals or exceeds 120% of the principal amount of the notes.

On any interest payment date when contingent interest is payable, the contingent interest payable per note will equal 0.25% per year of the average trading price of such note during the applicable five trading day reference period.

We will notify the holders of the notes upon making the determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids are received or, in our reasonable good faith judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes on any date of determination will equal (1) the applicable conversion rate of the notes as of the determination date multiplied by (2) the average last reported sale price (as defined below under “—Conditions for Conversion—Conversion upon satisfaction of the trading price condition”) of our common stock on the five trading days ending on the determination date.

We will appoint a bid solicitation agent and we may change any bid solicitation agent. The bid solicitation agent may not be an affiliate of ours.

“Trading day” means, with respect to shares of our common stock or any other security, a day during which (i) trading in shares of our common stock or such other security generally occurs, and (ii) a market disruption event has not occurred; provided that if shares of our common stock or such other security is not listed for trading or quotation on or by any exchange, bureau or other organization, “trading day” will mean any business day.

Conversion Rights

If the conditions for conversion of the notes described under “—Conditions for Conversion” and “—Conversion Procedures” are satisfied, holders of notes may, subject to prior maturity or repurchase, convert their notes in integral multiples of $1,000 principal amount at an initial conversion rate of              shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $         per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of the notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

We will not issue fractional shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the conversion date (if we deliver solely our common stock to satisfy our conversion obligation, other than solely cash in lieu of fractional shares, or if we have irrevocably elected full physical settlement) or the closing sale price of our common stock on the last trading day of the relevant cash settlement period (as defined below) (if we pay cash to satisfy a portion, but less than all, of our conversion obligation, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion).

In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “—Interest Payments” above. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price.

If we call a holder’s notes for redemption, the holder may convert the notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a note as described under either “—Holders May Require Us to Repurchase Their Notes at Their Option” or “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

“Closing sale price” on any date means the per share price of our common stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which shares of our common stock are listed; or (ii) if shares of our common stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of our common stock.

Conditions for Conversion

The notes will be convertible only during certain periods or in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to each registered holder, at its address appearing in the security register, and we will publicly announce, through a reputable national newswire service, that the notes have become convertible, stating, among other things:

•	the event causing the notes to become convertible;

•	the time during which the notes will be convertible as a result of that event;

•	if that event is a transaction described under “—Conversion upon the occurrence of certain corporate transactions,” the anticipated effective date of the transaction; and

•	the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

We will mail the notice, and make the public announcement, as soon as practicable, but in no event later than the open of business on the business day following the date the notes become convertible as a result of the event. Holders may surrender their notes for conversion only in the following circumstances:

Conversion based on price of shares of common stock

Prior to December 15, 2031, holders may surrender their notes for conversion during any calendar quarter after the calendar quarter ending March 31, 2012 (and only during such calendar quarter), if the “closing sale price” of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the notes (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter.

Our board of directors will make appropriate adjustments to the closing sale price, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, during the 30 consecutive trading day period described above.

Conversion upon satisfaction of the trading price condition

Prior to December 15, 2031, holders may surrender their notes for conversion during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day. We refer to this condition as the “trading price condition.”

Solely for purposes of the trading price condition, the “conversion value” per $1,000 principal amount of notes on each trading day in the note measurement period is the product of the closing sale price per share of common stock and the conversion rate of the notes in effect on that trading day.

The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder of at least $1.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of the notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next five trading days and on each succeeding trading day until the trading price condition is no longer satisfied.

Conversion upon notice of redemption

If we call any or all of the notes for redemption, a holder may convert any of its notes at any time prior to the close of business on the business day immediately prior to the redemption date. Upon surrender by a holder of its notes for conversion, we will pay or deliver, at our election, cash and/or shares of common stock, if any, as described below under “—Settlement Elections.”

Conversion upon the occurrence of certain corporate transactions

If, prior to December 15, 2031:

•

a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” or a “make-whole fundamental change,” as described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” occurs, then a holder may surrender its notes for conversion at any time during the period that begins on, and includes, the 30th business day before the date we originally announce as the anticipated effective date of the transaction and ends on, and includes, the 30th business day after the actual effective date of the transaction. In addition, if the transaction is a “make-whole fundamental change,” then the notes may also be surrendered for conversion at any time during the “make-whole conversion period” described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” and if the transaction is a “fundamental change,” then the notes may also be surrendered for repurchase at any time until, and including, the fundamental change repurchase date for that fundamental change. Holders that convert their notes in connection with a “make-whole fundamental change” may in some circumstances also be entitled to an increased conversion rate. See “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.” We will notify holders and the trustee (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 30 business days prior to the anticipated effective date of such transaction or

(ii) if we do not have knowledge of such transaction at least 30 business days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

In addition, if we elect to:

•

distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 days after the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, exceeding 10% of the closing sale price of our common stock on the trading day preceding the date of announcement for such distribution, then we must mail to registered holders written notice of the action or event at least 30 business days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date and our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time.

Conversion prior to the maturity date

The notes may be surrendered for conversion at any time from, and including, December 15, 2031 to, and including, the business day immediately preceding March 15, 2032.

Conversion Procedures

To convert its note into shares of our common stock, cash or a combination of cash and shares of our common stock, as the case may be, a holder must:

•	complete and manually sign the conversion notice on the back of the note or facsimile of the conversion notice and deliver this notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date; and

•	if required, pay all transfer or similar taxes.

The date a holder complies with these requirements is the “conversion date” under the indenture. If a holder holds a beneficial interest in a global note, to convert such note, a holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. A holder receiving shares of our common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the conversion date (if we deliver solely shares of our common stock in respect of our conversion obligation, other than solely cash in lieu of fractional shares, or if we have irrevocably elected full physical settlement) or the close of business on the last trading day of the applicable cash settlement period (if we deliver cash in respect of a portion (but not all) of our conversion obligation, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion).

Settlement Elections

Upon conversion of the notes, we will pay or deliver, as the case may be, to holders, at our election, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) in satisfaction of our conversion obligation.

We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion (and the specified cash amount (as defined below), if applicable), as follows:

•

in respect of notes to be converted during the period beginning on, and including, the 22nd business day immediately preceding the maturity date for the notes and ending on, and including, the business day immediately preceding such maturity date, no later than the 23rd business day immediately preceding the maturity date; and

•	in all other cases, no later than two business days following the applicable conversion date.

If we do not give any notice within the time periods described as to how we intend to settle, and we have not made an irrevocable net share settlement election, we will satisfy our conversion obligation by delivering solely shares of our common stock (other than any cash in lieu of fractional shares).

Upon surrender of your notes for conversion, we will, subject to limitations imposed by the listing standards of the NYSE described under “—Settlement Upon Conversion” below, deliver cash, shares of our common stock or a combination thereof as described below under “—Settlement Upon Conversion.”

Irrevocable Election of Net Share Settlement

At any time on or prior to the 23rd business day immediately preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the notes to be converted after the date of such election by delivering cash up to the aggregate principal amount of notes to be converted, and shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation. We refer to this election as a “net share settlement election,” which will be in our sole discretion without the consent of the holders of notes.

Upon making such election, we will promptly (i) issue a press release and use our reasonable best efforts to post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of the DTC.

Irrevocable Election of Full Physical Settlement

At any time on or prior to the 23rd business day immediately preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the notes to be converted after the date of such election by delivering solely shares of our common stock (other than solely cash in lieu of any fractional share). We refer to this election as a “full physical settlement election,” which will be in our sole discretion without the consent of the holders of notes.

Upon making such election, we will promptly (i) issue a press release and use our reasonable best efforts to post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of the DTC.

Cash Settlement Notices

If we choose to satisfy a portion (but not all) of our conversion obligation in cash, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion, we will notify holders as described above of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of notes (the “specified cash amount”). If we have previously irrevocably elected net share settlement upon conversion as described above, the specified cash amount must be at least $1,000. If we have made an irrevocable net share settlement election or we choose to satisfy a portion (but not all) of our conversion obligation in cash (other than solely cash in lieu of any fractional share), and we fail to timely notify converting holders of the specified cash amount, the specified cash amount will be deemed to be $1,000.

We will treat all converting holders with the same conversion date in the same manner. Except for any conversions that occur on or after the 22nd business day immediately preceding the maturity date, we will not, however, have any obligation to settle conversions occurring on different conversion dates in the same manner. That is, we may choose with respect to one conversion date to settle by delivering solely shares of our common stock and choose with respect to another conversion date to settle by paying cash or paying or delivering, as the case may be, a combination of cash and shares of our common stock.

Settlement Upon Conversion

If we elect to settle a conversion of notes by delivering solely shares of our common stock (other than solely cash in lieu of fractional shares) or if we have irrevocably elected full physical settlement, such settlement will occur within three business days of the relevant conversion date.

Except in connection with certain make-whole fundamental changes described in the second bullet of the definition thereof, where the consideration is comprised entirely of cash as described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change—The increase in the conversion rate,” settlements made entirely or partially in cash (other than solely cash in lieu of fractional shares) or following an irrevocable net share settlement election will occur on the third business day following the final trading day of the applicable cash settlement period.

The amount of cash and number of shares of our common stock, as the case may be, due upon conversion will be determined as follows:

(1) if we elect to satisfy the entire conversion obligation by delivering shares of our common stock or if we have irrevocably elected full physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date (provided that we will deliver cash in lieu of fractional shares as described above);

(2) if we elect to satisfy the entire conversion obligation in cash, we will pay to the converting holder, for each $1,000 principal amount of notes, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days in the relevant cash settlement period; and

(3) if we elect to satisfy the conversion obligation by paying or delivering, as the case may be, a combination of cash and shares of our common stock or if we have made an irrevocable net share settlement election, we will pay or deliver to the converting holder, for each $1,000 principal amount of notes, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days in the relevant cash settlement period.

The “daily settlement amount” for each of the 20 consecutive trading days in the cash settlement period, will consist of:

•	cash equal to the lesser of (i) the specified cash amount per note, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•

to the extent the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the volume-weighted average price of our common stock on such trading day.

“daily conversion value” means, for each of the 20 consecutive trading days in the cash settlement period, one-twentieth (1/20th) of the product of (i) the applicable conversion rate and (ii) the volume-weighted average price of our common stock on such trading day.

The “volume weighted average price” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page HLX <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

The “cash settlement period” means:

•

with respect to any conversion date occurring on or after the 22nd business day immediately preceding the maturity date, the 20 consecutive trading day period beginning on, and including, the 22nd business day immediately preceding the maturity date; or

•	in all other cases, the 20 consecutive trading day period beginning on, and including, the third business day immediately following the relevant conversion date.

“Market disruption event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of our common stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for shares of our common stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of our common stock (or the relevant securities) or in any options, contracts or future contracts relating to shares of our common stock (or the relevant securities).

“Scheduled trading day” means, with respect to shares of our common stock or any other security, a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which shares of our common stock or the relevant securities are listed or admitted for trading. If shares of our common stock or the relevant securities are not so listed or admitted for trading, “scheduled trading day” means any business day.

Adjustments to the Conversion Rate

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

•

If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’= CR0	x	OS’
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS’ = the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this first bullet shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this first bullet is declared but not so paid or made, or any share split or combination of the type described in this first bullet is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

•

If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, the conversion rate will be increased based on the following formula:

CR’= CR0	x	OS0+X
OS0+Y

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution.

Any increase made under this second bullet will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the closing sale prices for the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

•	If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours, to all or substantially all holders of our common stock, excluding:

•	dividends or distributions referred to in the first and second bullet points above;

•	dividends or distributions paid exclusively in cash referred to in the fourth bullet point below; and

•	spin-offs to which the provisions set forth in the latter portion of this bullet point shall apply,

then the conversion rate will be increased based on the following formula:

CR’= CR0	x	SP0
SP0 - FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this third bullet point above will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this third bullet point where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off will be increased based on the following formula:

CR’= CR0	x	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off;

CR’ = the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off; and

MP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days following, and including, the effective date of any spin-off, references within the portion of this third bullet point related to “spin-offs” to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the effective date of such spin-off and the relevant conversion date. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement period in respect of any conversion, references with respect to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such cash settlement period.

•	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

CR1 = CR0	x	SP0
SP0 - C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately preceding the ex-dividend date for such dividend or distribution; and

C = the amount in cash per share of our common stock we distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

•

If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’= CR0	x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’ = the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares of our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this fifth bullet point to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If the trading day immediately following the date the tender or exchange offer expires is less than 10 trading days prior to, and including, the end of the cash settlement period in respect of any conversion, references to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, the last trading day of such cash settlement period.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder converts its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Conversion Procedures” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The “ex-dividend date” is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock equal to the conversion rate in effect on the “ex-dividend date” or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the bullet points above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the bullet points above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, on December 31 of each year, and with respect to any notes that are subject to conversion, we will give effect to all adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.

To the extent permitted by law and the continued listing requirements of the NYSE, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 days before the day the increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

To the extent that any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of the notes, you will receive, in addition to any shares of our common stock that are otherwise due upon conversion, the rights under such rights agreement or future rights plan in respect of such shares of common stock, unless the rights have separated from our common stock at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other assets, securities or property as described in the third bullet point under “—Adjustments to the Conversion Rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights. See “Description of capital stock.”

In the event of:

•	a taxable distribution to holders of shares of common stock which results in an adjustment to the conversion rate; or

•	an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our shareholders. See “Material U.S. Federal Income Tax Considerations.”

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

•

upon the issuance of any shares of our common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the notes were first issued;

•	for accrued and unpaid interest, if any, including contingent interest, if any;

•

upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in “—Conversion Rights—Adjustments to the Conversion Rate”; or

•	for a change in the par value of shares of our common stock.

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

•	reclassify our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock);

•	are party to a consolidation, merger or binding share exchange; or

•	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our consolidated property or assets;

in each case pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, if a holder converts its notes on or after the effective date of any such transaction, subject to our right to settle all or a portion of our conversion obligation with respect to such notes in cash (other than solely cash in lieu of any fractional share) and our right to irrevocably elect net share settlement upon conversion as described above under “—Settlement Upon Conversion,” the notes will be convertible into the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event (which we refer to as the “reference property”). However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of such notes, as set forth under “—Settlement Elections” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the volume-weighted average price for purposes of the provisions set forth under “—Settlement Upon Conversion” above will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change

If, prior to the maturity date:

•

there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

•

there occurs any transaction or series of related transactions (other than consolidation or merger that constitutes a “listed stock business combination” as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change”), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash (we refer to such any transaction described in this and the immediately preceding bullet point as a “make-whole fundamental change”);

then, as described below under “—The increase in the conversion rate,” we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of the make-whole fundamental change to, and including, the 30th business day after the actual effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” to, and including, the fundamental change repurchase date for that fundamental change). We refer to this period as the “make-whole conversion period.”

We will mail to registered holders, at their addresses appearing in the security register, notice of, and we will publicly announce, through a reputable national newswire service, the anticipated effective date of any proposed make-whole fundamental change. We must make this mailing and announcement at least 30 business days before the anticipated effective date of the make-whole fundamental change. In addition, no later than the third business day after the completion of the make-whole fundamental change, we will deliver an additional notice and announcement announcing such completion.

The increase in the conversion rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions described in the second bullet point under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for shares of our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of common stock in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices per share of common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, at any time during those five consecutive trading days.

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by delivering or paying, as the case may be, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) as described under “—Settlement Elections.” However, if the consideration for our common stock in any make-whole fundamental change described in the second bullet of the definition of make-whole fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the applicable conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the cash due upon conversion will be determined and paid to holders in cash on the third business day following the conversion date.

The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period. The increased conversion rate will be used to determine the number of shares of our common stock and/or amount of cash, if any, due upon conversion, as described under “—Settlement Upon Conversion” above. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below at the same time the conversion rate is so adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the conversion rate in effect immediately before the adjustment; and

•	whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Adjustments to the Conversion Rate.”

Stock Price
Effective Date
March 15, 2012	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$
March 15, 2013
March 15, 2014
March 15, 2015
March 15, 2016
March 15, 2017
March 15, 2018

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•

if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

•	if the actual applicable price is greater than $ per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•	if the actual applicable price is less than $ per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed              shares per $1,000 principal amount of notes. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Adjustments to the Conversion Rate.”

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Optional Redemption

Prior to March 20, 2018, the notes will not be redeemable. On or after March 20, 2018, we may, at our option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including contingent interest, if any) up to but excluding the redemption date.

If the redemption date occurs after a record date and on or prior to an interest payment date, accrued and unpaid interest (including contingent interest, if any) shall be paid on such interest payment date to the record holder on the relevant record date, and the redemption price will not include any accrued and unpaid interest.

We will provide not less than 30 but no more than 60 days’ notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

Once we have called the notes for redemption, notes or portions of notes will be convertible by the holder until the close of business on the business day prior to the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the notes if we have failed to pay any interest, including contingent interest on the notes when due and such failure to pay is continuing.

Holders May Require Us to Repurchase Their Notes at Their Option

On March 15, 2018, March 15, 2022 and March 15, 2027 (each, a “repurchase date”), any holder may require us to repurchase for cash any outstanding notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including contingent interest, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

A holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date.

Any repurchase notice given by a holder electing to require us to repurchase notes shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•

if definitive notes have been issued, the certificate numbers of the holders’ notes to be delivered for repurchase (or, if the notes are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•

if definitive notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remains subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder effecting book-entry transfer of the notes or delivering definitive notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest (including contingent interest, if any), on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price upon book-entry transfer of the notes or delivery of the notes. Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then existing borrowing arrangements or otherwise.

Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change

If a “fundamental change,” as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus, except as described below, any accrued and unpaid interest, including contingent interest, if any, to, but excluding, the “fundamental change repurchase date,” as described below. However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of interest due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the fundamental change repurchase price will not include any accrued and unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 days, and no earlier than 20 days, after the date we mail the relevant notice of the fundamental change, as described below.

Within 20 business days after the occurrence of a fundamental change, we must mail to all registered holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that a holder must follow to exercise its fundamental change repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•

that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate numbers of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate numbers of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements.

For a discussion of certain tax considerations applicable to a holder upon the exercise of the repurchase right, see “Material U.S. Federal Income Tax Considerations.”

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on all notes surrendered for repurchase in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, such notes will cease to be outstanding and interest on such notes will cease to accrue, whether or not the book-entry transfer of the notes is made or whether or not the holder delivers the notes to the paying agent. Thereafter, all other rights of the relevant holders terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer or delivery of the note.

A “fundamental change” will be deemed to occur upon the occurrence of a “change of control” or a “termination of trading.”

A “change of control” generally will be deemed to occur at such time as:

•

any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•

there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

•	we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless either:

•

the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

•	both of the following conditions are satisfied (we refer to such a transaction as a “listed stock business combination”):

•

at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights listed and traded on NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger); and

•

as a result of such consolidation or merger, the notes become convertible solely into such consideration (subject to our right to deliver cash in respect of all or a portion of our conversion obligation as described above under “Conversion Rights—Settlement Upon Conversion”);

•	the following persons (the “continuing directors”) cease for any reason to constitute a majority of our board of directors:

•	individuals who on the first issue date of the notes constituted our board of directors; and

•

any new directors whose election to our board of directors or whose nomination for election by our shareholders was approved by at least a majority of our directors then still in office, or by a nominating committee thereof consisting of directors, either who were directors on such first issue date of the notes or whose election or nomination for election was previously so approved; or

•	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if shares of our common stock (or other common stock into which the notes are then convertible (subject to our right to deliver cash in respect of all or a portion of our conversion obligation as described above under “Conversion Rights—Settlement Upon Conversion”)) are not listed for trading on NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not.

Furthermore, holders may not be entitled to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws;

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws; and

•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes.

No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our consolidated property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

•

we are the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other person assumes all of our obligations under the notes and the indenture; and

•	after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default.

When the successor assumes all of our obligations under an indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.”

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Events of Default; Notice and Waiver

The following constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:

•

following the exercise by the holder of the right to convert the notes, we fail to comply with our obligation to deliver, the cash or shares of common stock, if any, required to be delivered and such failure continues for a period of five days or more;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•	default in our obligation to redeem the notes after we have exercised our option to redeem;

•	a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise;

•	a default in the payment of any interest, including contingent interest, if any, on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•

the failure by us to perform or observe any of our other covenants or warranties in the indenture or in the notes for 90 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•

a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us or our subsidiaries (other than indebtedness that is non-recourse to us or any of our subsidiaries) in an aggregate amount of $15.0 million or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•	certain events involving us or one of our subsidiary’s bankruptcy, insolvency or reorganization; and

•

a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes and such default continues for a period of five days or more.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest (including contingent interest, if any) on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including contingent interest, if any, on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest, including contingent interest, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest, including contingent interest, if any, a failure to convert any notes into common stock, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest, including contingent interest, if any, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes;

•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The indenture requires us (i) every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default, and (ii) to deliver to the trustee prompt notice of any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity of any note;

•	reduce the rate or extend the time for payment of interest, including contingent interest, if any, on any note;

•

reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	remove guarantees as provided in the indenture;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not materially adversely affect the interests of holders;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not materially adversely affect the interests of holders;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•	provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for U.S. Federal income tax purposes;

•	conform, as necessary, the indenture and the form or terms of the notes, to the “Description of Notes” as set forth in this prospectus supplement; and

•

make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest, if any) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Reports to Trustee

We will promptly furnish to the trustee copies of our annual report to shareholders, containing audited financial statements, and any other financial reports which we furnish to our shareholders.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish (in no event later than five days after we request repayment) in a newspaper of general circulation in the City of New York, or mail to each registered holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee.

Trustee, Conversion Agent, Paying Agent and Transfer Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

The transfer agent for our common stock is Wells Fargo Shareowner Services.

Listing and Trading

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed on NYSE under the ticker symbol “HLX.”

Form, Denomination and Registration of Notes

General

The notes will be issued in registered form, without interest coupons, in denominations of integral multiples of $1,000 principal amount, in the form of global securities, as further provided below. See “—Global Securities” below for more information. The trustee need not register the transfer of or exchange any note for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except with respect to that portion of the notes not being repurchased.

See “—Global Securities” and “—Certificated Securities.”

We will not impose a service charge in connection with any transfer or exchange of any note.

Global Securities

Global securities will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

Except in the limited circumstances described below and in “—Certificated Securities,” holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

Payments of principal, premium, if any, and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated Securities

The trustee will exchange beneficial interests in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing, at the request of a beneficial owner of the notes.

Settlement and Payment

We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities.

We expect the notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

We have obtained the information we describe in this prospectus supplement concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the initial purchasers take any responsibility for the accuracy of this information.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s conflicts of laws principles.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that will be outstanding following the consummation of this offering. The summary below does not purport to be complete and is qualified in its entirety by reference to the applicable documents, copies of which have been filed with the SEC and which we will provide you upon request. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

Credit Agreement

In July 2006, we entered into a credit agreement (the “Credit Agreement”) under which we borrowed $835 million in a term loan (the “Term Loan”) and were initially able to borrow up to $300 million (the “Revolving Loans”) under a revolving credit facility (the “Revolving Credit Facility”). The proceeds from the Term Loan were used to fund the cash portion of the acquisition of Remington Oil and Gas Corporation. At December 31, 2011, the total borrowing capacity under the Revolving Credit Facility totaled $600 million. The full amount of the Revolving Credit Facility may be used for issuances of letters of credit. At December 31, 2011 we had no amounts drawn on the Revolving Credit Facility and our availability under the Revolving Credit Facility totaled $558.6 million, net of $41.4 million of unsecured letters of credit issued.

The Term Loan bears interest either at the one-, three- or six-month LIBOR at our current election plus a 2.00% margin (as amended in February 2010, the margin was increased up to 2.50% depending on current leverage ratios, as defined). Our average interest rate on the Term Loan for the year ended December 31, 2011 was approximately 2.9% (including the effects of our interest rate swaps). The Revolving Loans bear interest based on one-, three- or six-month LIBOR rates or on Base Rates at our current election plus an applicable margin as discussed below. Margins on the Revolving Loans will fluctuate in relation to the consolidated leverage ratio as provided in the Credit Agreement. The average interest rate on the Revolving Loans was approximately 3.4% through the date of their repayment in the second quarter of 2009.

We have amended the Credit Agreement four times over the past three years with the most recent amendment being effective in February 2012. These amendments among other things:

•

provided for a new $100 million term loan, the terms of which are the same as those under the Revolving Credit Facility, with the new term loan requiring $5 million annual amortization of the principal balance (we plan to use the proceeds from the new term loan and $100 million of existing liquidity to redeem $200 million in principal of our Senior Unsecured Notes (see below);

•	increased the Revolving Credit Facility to $600 million (capacity was $435 million prior to closing of the June 2011 amendment);

•	provided for the repayment of $109.4 million of the outstanding principal portion of the Term Loan together with accrued interest thereon and related costs;

•

extended the maturity date of the Term Loan from July 1, 2013 to a maturity date that is the earlier of (A) July 1, 2016, or (B), if our currently outstanding Senior Unsecured Notes due in 2016 are not fully re-financed or repaid by July 1, 2015, July 1, 2015;

•

extended the maturity date of the Revolving Credit Facility from November 30, 2012 to a maturity date that is the earlier of (A) January 1, 2016, or (B) if our currently outstanding Senior Unsecured Notes due in 2016 are not fully re-financed or repaid by July 1, 2015, July 1, 2015;

•	relaxed limitations on our right to dispose of certain contracting services assets comprising collateral under the Credit Agreement;

•

permitted us to repurchase or redeem all or part of our 3.25% Convertible Senior Notes or Senior Unsecured Notes assuming certain conditions are met pro forma for any such transaction, including maintaining minimum levels of liquidity (defined as cash on hand and availability under our Revolving Credit Facility) of (A) $400 million with respect to the 3.25% Convertible Senior Notes, and (B) $500 million with respect to the Senior Unsecured Notes;

•	increased the amount of restricted payments in the form of stock repurchases or redemptions that we are permitted to repurchase or redeem up to $50 million;

•	amended the consolidated leverage ratio, which is now 4.00 to 1.00);

•	added a senior credit facility leverage ratio, which is now 2.00 to 1.00;

•

increased the margin on Revolving Loans by 0.50% should the consolidated leverage ratio equal or exceed 4.50 to 1.00 and increase the margin on the Term Loan by 0.25% if consolidated leverage ratio is less than 4.50 to 1.00 and 0.50% if the consolidated leverage ratio is equal to or greater than 4.50 to 1.00;

•

permitted the disposition of certain oil and gas properties without a limit as to value, provided that we use 60% of the proceeds from such sales to make certain mandatory prepayments of the Term Loan (40% of the proceeds can be reinvested into collateral);

•

relaxed limitations on our right to dispose of the Caesar vessel, by permitting the disposition of the Caesar vessel provided that we use 60% of the proceeds from such sale to make certain mandatory prepayments of the Term Loan and permit us to contribute the Caesar vessel to a joint venture or similar arrangement (40% of the proceeds can be reinvested into collateral); and

•	increased the maximum amount of all investments permitted in subsidiaries that are neither loan parties nor whose equity interests are pledged from $100 million to $200 million.

We may elect to prepay amounts outstanding under the Term Loan without prepayment penalty, but may not reborrow any amounts prepaid. We may prepay amounts outstanding under the Revolving Loans without prepayment penalty, and may reborrow amounts prepaid prior to maturity. In addition, upon the occurrence of certain dispositions or the issuance or incurrence of certain types of indebtedness, we may be required to prepay a portion of the Term Loan equal to the amount of proceeds received from such occurrences. Such prepayments will be applied first to the Term Loan, and any remaining excess will then be applied to the Revolving Loans.

The Credit Agreement and the other documents (together, the “Loan Documents”) include terms, conditions and covenants that we consider customary for this type of transaction. The covenants include restrictions on our and our subsidiaries’ ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets and pay dividends. The Credit Agreement also places certain annual and aggregate limits on expenditures for acquisitions, investments in joint ventures and capital expenditures. The Credit Agreement requires us to meet certain minimum financial ratios for interest coverage, consolidated leverage, senior secured debt leverage and, until we achieve investment grade ratings from Standard & Poor’s and Moody’s, collateral coverage.

If we or any of our subsidiaries do not pay any amounts owed to the lenders under the Credit Agreement when due, breach any other covenant to the lenders or fail to pay other debt above a stated threshold, in each case, subject to applicable cure periods, the lenders have the right to stop making advances to us and to declare the outstanding loans immediately due. The Credit Agreement includes other events of default that are customary for this type of transaction. As of December 31, 2011, we were in compliance with all debt covenants and restrictions.

The loans and our other obligations to the lenders under the Credit Agreement are guaranteed by all of our U.S. subsidiaries except Cal Dive I-Title XI, Inc., and are secured by a lien on substantially all of our assets and properties and all the assets and properties of our U.S. subsidiaries except Cal Dive I-Title XI, Inc. In addition, we have pledged a portion of the shares of our significant foreign subsidiaries to the lenders as additional security. The Credit Agreement also contains provisions that limit our ability to incur certain types of additional indebtedness. These provisions effectively prohibit us from incurring any additional secured indebtedness or indebtedness guaranteed by us. The Credit Agreement does however permit us to incur certain unsecured indebtedness, and also provides for our subsidiaries to incur project financing indebtedness (such as our MARAD loans) secured by the underlying asset, provided that the indebtedness is not guaranteed by us.

As the rates for our Term Loan are subject to market influences and will vary over the term of the credit agreement, we entered into various cash flow hedging interest rate swaps to stabilize cash flows relating to a portion of our interest payments for our Term Loan. In January 2010, we entered into $200 million, two-year interest rate swaps to stabilize cash flows relating to a portion of our interest payments on our Term Loan, which extend to January 2012. In August 2011, we entered into additional two-year interest rate swap contracts to assist in stabilizing cash flows related to our interest payment though January 2014.

Senior Unsecured Notes

On December 21, 2007, we issued $550 million of 9.5% Senior Unsecured Notes due January 2016. The Senior Unsecured Notes are fully and unconditionally guaranteed by substantially all of our existing restricted domestic subsidiaries, except Cal Dive I-Title XI, Inc. In addition, any future guarantor of our or any of our restricted subsidiaries’ indebtedness is also required to guarantee the Senior Unsecured Notes. Our foreign subsidiaries are not guarantors of the Senior Unsecured Notes. We used the proceeds from the Senior Unsecured Notes to repay outstanding indebtedness under our credit facilities.

The Senior Unsecured Notes are junior in right of payment to all our existing and future secured indebtedness and obligations and rank equally in right of payment with all existing and future senior unsecured indebtedness of the Company. The Senior Unsecured Notes rank senior in right of payment to any of our future subordinated indebtedness and are fully and unconditionally guaranteed by the guarantors described above on a senior basis.

The Senior Unsecured Notes mature on January 15, 2016. Interest on the Senior Unsecured Notes accrues at the fixed rate of 9.5% per annum and is payable semiannually in arrears on each January 15 and July 15, and commenced on July 15, 2008. Interest is computed on the basis of a 360-day year comprising twelve 30-day months.

Included in the Senior Unsecured Notes indenture are terms, conditions and covenants that are customary for this type of offering. The covenants include limitations on our and our subsidiaries’ ability to incur additional indebtedness, pay dividends, repurchase our common stock, and sell or transfer assets. As of December 31, 2011, we were in compliance with these covenants.

Prior to the stated maturity, after January 15, 2012, we may redeem all or a portion of the Senior Unsecured Notes, on not less than 30 days’ nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, thereon, to the applicable redemption date.

Year	Redemption Price
2012	104.750%
2013	102.375%
2014 and thereafter	100.000%

In the event a change of control (as defined) of the Company occurs, each holder of the Senior Unsecured Notes will have the right to require us to purchase all or any part of such holder’s Senior Unsecured Notes. In such event, we are required to offer to purchase all of the Senior Unsecured Notes at a purchase price in cash in an amount equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

3.25% Convertible Senior Notes

In March 2005, we issued $300 million of 3.25% Convertible Senior Notes due 2025 (“3.25% Convertible Senior Notes”) at 100% of the principal amount to certain qualified institutional buyers. The 3.25% Convertible Senior Notes are convertible into shares of our common stock based on the specified conversion rate, subject to adjustment and are payable in shares of our common stock or in cash. As a result of our two for one stock split in December 2005, the initial conversion rate of the 3.25% Convertible Senior Notes of 15.56 shares of common stock per $1,000 principal amount of the 3.25% Convertible Senior Notes, which was equivalent to a conversion price of approximately $64.27 per share of common stock, was changed to 31.12 shares of common stock per $1,000 principal amount of the 3.25% Convertible Senior Notes, which is equivalent to a conversion price of approximately $32.14 per share of common stock. We may redeem the 3.25% Convertible Senior Notes on or after December 20, 2012. Beginning with the period commencing on December 20, 2012 to June 14, 2013 and for each six-month period thereafter, in addition to the stated interest rate of 3.25% per annum, we will pay contingent interest of 0.25% of the market value of the 3.25% Convertible Senior Notes if, during specified testing periods, the average trading price of the 3.25% Convertible Senior Notes exceeds 120% or more of the principal value. In addition, holders of the 3.25% Convertible Senior Notes may require us to repurchase the notes at 100% of the principal amount on each of December 15, 2012, 2015, and 2020, and upon certain events, including a change of control (as defined) or the termination of trading of our common stock on a listed exchange. The effective interest rate for the 3.25% Convertible Senior Notes was 6.6% following the adoption of accounting requirements as of January 1, 2009.

The 3.25% Convertible Senior Notes can be converted prior to the stated maturity under the following circumstances:

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during any fiscal quarter if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day (i.e., $38.56 per share);

•	upon the occurrence of specified corporate transactions; or

•	if we have called the 3.25% Convertible Senior Notes for redemption and the redemption has not yet occurred.

To the extent we do not have alternative long-term financing secured to cover such conversion notice, the 3.25% Convertible Senior Notes would be classified as a current liability in the accompanying consolidated balance sheet. As the holders have the option to require us to redeem the 3.25% Convertible Senior Notes on December 15, 2012, we assessed whether or not this debt was required to be classified as a current liability at December 31, 2011 and concluded this debt still qualified as a long term debt because (a) we possess enough borrowing capacity under our Revolving Credit Facility (see “Credit Agreement” above) to settle the notes in full and (b) it is our intent to utilize our Revolving Credit Facility borrowings or other alternative financing proceeds to settle our 3.25% Convertible Senior Notes, if and when the holders exercise their redemption option.

In connection with any conversion, we will satisfy our obligation to convert the 3.25% Convertible Senior Notes by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a “settlement amount” consisting of:

•	cash equal to the lesser of $1,000 and the conversion value; and

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to the extent the conversion value exceeds $1,000, a number of shares equal to the quotient of (A) the conversion value less $1,000, divided by (B) the last reported sale price of our common stock for such day.

The conversion value means the product of (1) the conversion rate in effect (plus any applicable additional shares resulting from an adjustment to the conversion rate) or, if the 3.25% Convertible Senior Notes are converted during a registration default, 103% of such conversion rate (and any such additional shares), and (2) the average of the last reported sale prices of our common stock for the trading days during the cash settlement period. At December 31, 2011, the conversion trigger was not met.

Our weighted average share price for 2011 was below the conversion price of $32.14 per share. The maximum number of shares of common stock which may be issued upon conversion of the 3.25% Convertible

Senior Notes is 13,303,770. We registered the 13,303,770 shares of common stock that may be issued upon conversion of the 3.25% Convertible Senior Notes as well as an indeterminate number of shares of common stock issuable upon conversion of the 3.25% Convertible Senior Notes by means of an antidilution adjustment of the conversion price pursuant to the terms of the 3.25% Convertible Senior Notes.

MARAD Debt

At December 31, 2011, $114.8 million was outstanding on our long-term financing used for construction of the Q4000 (“MARAD Debt”). This U.S. Government guaranteed financing is pursuant to Title XI of the Merchant Marine Act of 1936 which is administered by the Maritime Administration. The MARAD Debt is payable in equal semi-annual installments which began in August 2002 and matures 25 years from such date. The MARAD Debt is collateralized by the Q4000, with us guaranteeing 50% of the debt, and initially bore interest at a floating rate which approximated AAA Commercial Paper yields plus 20 basis points. As provided for in the MARAD Debt agreements, in September 2005, we fixed the interest rate on the debt through the issuance of a 4.93% fixed-rate note with the same maturity date (February 2027). In accordance with the MARAD Debt agreements, we are required to comply with certain covenants and restrictions, including the maintenance of minimum net worth, working capital and debt-to-equity requirements. At December 31, 2011, we were in compliance with these debt covenants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership, and disposition of the notes and, where noted, the common stock into which the notes may be converted. This discussion only applies to holders who purchase the notes on original issue for cash at their issue price (as defined below) and hold the notes as a capital asset for U.S. federal income tax purposes (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, this summary does not address:

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tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding the notes as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to holders of the notes; or

•	any state, local or foreign tax consequences.

If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds the notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisors.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, and Treasury regulations thereunder, published rulings and judicial decisions as of the date of this prospectus. Those authorities are subject to change, possibly retroactively.

This discussion is provided for general information only and does not constitute legal advice to any potential purchaser of notes. Additionally, this discussion cannot be used by any holder for the purpose of avoiding penalties that may be imposed on such holder. If you are considering the purchase of the notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of the notes and our common stock in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. You should also consult with your tax advisors concerning any possible enactment of legislation that would affect your investment in the notes in your particular circumstances.

For purposes of this discussion, a U.S. holder is a beneficial owner of notes who or that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Classification of the Notes

Under the indenture governing the notes, we and each holder of the notes agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the “noncontingent bond method” for accruing interest as set forth in the applicable Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”) in the manner described below. Pursuant to the terms of the indenture, we and every holder agree (in the absence of an administrative determination or judicial ruling to the contrary) to be bound by our application of the Contingent Debt Regulations to the notes, including our determination of the projected payment schedule (as described below) and the comparable yield (as described below), which is the rate at which interest will be deemed to accrue on the notes for U.S. federal income tax purposes.

No statutory, administrative or judicial authority directly addresses the treatment of all aspects of the notes or instruments identical to the notes for U.S. federal income tax purposes. The Internal Revenue Service (“IRS”) has issued a revenue ruling addressing the U.S. federal income tax classification and treatment of instruments similar, although not identical, to the notes, and concluded that the instruments addressed in that published guidance were subject to the Contingent Debt Regulations. In addition, the IRS clarified various aspects of the potential applicability of certain other provisions of the Code to the instruments addressed in that published guidance. However, the ruling is limited to its particular facts, and the proper application of the Contingent Debt Regulations to the notes is uncertain in a number of respects. We have not sought, and do not intend to seek, any private letter rulings from the IRS with respect to any of the tax consequences discussed below. As such, no assurance can be given that the IRS or a court will agree with the treatment of the notes described herein. A different treatment of the notes upon a successful challenge by the IRS or a change in law could significantly affect the amount, timing and character of income, gain or loss with respect to an investment in the notes. Accordingly, holders are urged to consult their tax advisors regarding the tax treatment of holding and disposing of the notes in their particular circumstances.

The remainder of this discussion assumes that the notes will be treated as indebtedness subject to the Contingent Debt Regulations and does not address any possible differing treatments of the notes.

U.S. Holders

The following summarizes the material U.S. federal income tax consequences to U.S. holders of the purchase, ownership, and disposition of notes and the common stock into which the notes may be converted.

As discussed more fully below, the effects of applying the noncontingent bond method will be (1) to require each U.S. holder, regardless of such holder’s regular method of tax accounting, to use an accrual method with respect to the interest income on the notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments, including any contingent interest payments, actually received, and (3) to result in ordinary, rather than capital, treatment of any gain and to some extent loss on the sale, exchange, conversion, repurchase or redemption of the notes.

Accrual of Interest

Under the Contingent Debt Regulations, a U.S. holder will be required to accrue interest income in each year, regardless of its regular method of tax accounting, on a constant yield to maturity basis based on the “comparable yield” of the notes, which we are required to determine. Under this method, a U.S. holder will be required to accrue an amount of interest income for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes, that equals:

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the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period, and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. holder held the notes.

The “adjusted issue price” of the notes will be their “issue price” (which is the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), increased by any interest previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the amount of any projected payments scheduled to have been previously made with respect to the notes without regard to the actual amounts paid.

The “comparable yield” of the notes generally will be the rate, as of the initial issue date, at which we could have issued a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions otherwise similar to the notes, including the level of subordination, term, timing of payments and general market conditions. We have determined that the comparable yield of the notes is an annual rate of         % compounded semi-annually.

We are required to make available to each U.S. holder the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule that includes the stated interest payments on the notes, and estimates the amount and timing of contingent interest payments and payment upon maturity on the notes, taking into account the fair market value of the common stock and cash that might be paid upon a conversion of the notes. U.S. holders may obtain the projected payment schedule by submitting a written request for it to us at the address set forth above in “Summary.” By purchasing the notes, holders agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule.

The comparable yield and the projected payment schedule are provided by us solely for the determination of a U.S. holder’s interest and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the amounts that such U.S. holder will actually receive as a result of owning the notes. Additionally, it is possible that the IRS could challenge our determination of the comparable yield and projected payment schedule. The yield, if redetermined as a result of such a challenge, could be greater or less than the comparable yield provided by us, and the projected payment schedule could differ materially from the projected payment schedule we have provided. In such case, the taxable income of a U.S. holder arising from the ownership, sale, exchange, conversion, repurchase or redemption of a note could be increased or decreased.

Adjustments to interest accruals on the notes

If the actual contingent payments made on the notes for any year differ from the projected contingent payments for that year, an adjustment for the difference will be made to taxable income for that year. If, for any year a U.S. holder receives actual payments with respect to the notes that in the aggregate exceed the total amount of projected payments for that year, the U.S. holder will incur a net positive adjustment equal to the amount of such excess. The net positive adjustment will be treated as additional interest income for that year. For these purposes, the payments for a year include the fair market value of property received for that year, including shares of our common stock issued upon conversion of the notes.

If a U.S. holder receives in a taxable year actual payments with respect to the notes for that taxable year that in the aggregate are less than the amount of projected payments for that year, the U.S. holder will incur a net negative adjustment equal to the amount of the deficit. A net negative adjustment will:

•	first, reduce the amount of interest in respect of the note required to be accrued for the current taxable year;

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second, any excess net negative adjustment will be treated as ordinary loss to the extent of the U.S. holder’s total prior interest inclusions with respect to the notes (which includes any prior net positive adjustments), reduced to the extent such interest was offset by prior net negative adjustments treated as ordinary loss; and

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third, any excess net negative adjustments will be carried forward to reduce future interest income in one or more succeeding taxable years in respect of the notes, and, if there is a negative adjustment carryforward on the notes in a taxable year in which the notes are sold, converted, exchanged, repurchased or redeemed will be treated as a reduction in the amount realized on the sale, conversion, exchange, repurchase or redemption of the notes.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under section 67 of the Code.

Sale, exchange, conversion, repurchase or redemption

Upon the sale, exchange, conversion, repurchase, or redemption of the notes, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, conversion, repurchase, or redemption and such U.S. holder’s adjusted tax basis in the notes. A U.S. holder’s amount realized will equal the amount of cash plus the fair market value of any other property received (including the fair market value of our common stock received, if any), reduced by any net negative adjustment carryforward not otherwise utilized. A U.S. holder’s adjusted tax basis in its notes will generally be equal to the price paid for the notes, increased by any interest income previously accrued by the U.S. holder (determined without regard to any positive or negative adjustments to interest accruals described above) and decreased by the amount of any projected payments previously scheduled to be made on the notes, without regard to the actual amounts paid.

A U.S. holder generally will treat any recognized gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The deductibility of capital losses is subject to limitations. A U.S. holder who sells its notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Constructive distributions

The conversion rate of the notes will be adjusted in certain circumstances. (See “Description of the Notes—Adjustments to the Conversion Rate” above.) Adjustments that are considered to have the effect of increasing the proportionate interest of a U.S. holder of a note in our assets or earnings may result in a deemed distribution to the U.S. holder, even though the U.S. holder has not received any cash or property as a result of such adjustments. In certain circumstances, the failure to make an adjustment to the conversion rate may result in a taxable distribution to U.S. holders of our common stock. Any deemed distributions will be taxed in the same manner as an actual distribution (see “—U.S. Holders—Distributions” below), but may not be eligible for the reduced rates of tax applicable to the receipt of dividend income by non-corporate U.S. holders or the dividends-received deduction.

Common Stock

A U.S. holder’s tax basis in our common stock received upon conversion of the notes will equal the then current fair market value of the common stock. A U.S. holder’s holding period for our common stock received will commence on the day immediately following the date of conversion.

Distributions

Distributions, if any, to U.S. holders with respect to the common stock will generally be treated as dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of any distribution in excess of our current and accumulated earnings and profits will first be applied to reduce the U.S. holder’s tax basis in the common stock, and any amount in excess of such U.S. holder’s tax basis will be treated as gain from the sale or exchange of the U.S. holder’s common stock. Any such dividend may be eligible for the dividends-received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Dividends received by noncorporate U.S. holders may be subject to U.S. federal income tax at lower rates than other types of ordinary income if certain conditions are met. U.S. holders should consult their own tax advisors regarding their qualification for the dividends-received deduction and the lower rates on dividends.

Dispositions

Upon a disposition of common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the common stock, and such gain or loss will be long-term capital gain or loss if the U.S. holder held the common stock for more than one year. The deductibility of capital losses is subject to limitations. A U.S. holder who sells its notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Additional Medicare Tax on Unearned Income

With respect to taxable years beginning after December 31, 2012, certain U.S. holders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Non-U.S. Holders

The following summarizes the material U.S. federal income tax consequences to non-U.S. holders of the purchase, ownership, and disposition of notes and the common stock into which the notes may be converted. For purposes of this discussion, the term “non-U.S.” holder means a beneficial owner of the notes that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, former citizens or residents of the United States. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances. As discussed above with respect to U.S. holders, by purchasing the notes, non-U.S. holders agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule.

Payments with respect to the notes

Any payment to a non-U.S. holder of principal or interest on the notes, including amounts taken into income under the accrual rules described above under “—U.S. Holders,” will be exempt from U.S. federal income and withholding tax, provided that:

•	such payment is not effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation within the meaning of the Code that is directly or indirectly related to us through stock ownership; and

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(a) the non-U.S. holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN (or other applicable form)), or (b) the non-U.S. holder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (including amounts taken into income under the accrual rules described above under “—U.S. Holders”) and any gain treated as ordinary income realized on the sale, exchange, conversion, redemption, repurchase or other disposition of the notes will be subject to the 30% U.S. federal withholding tax unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with its conduct of a U.S. trade or business.

With respect to the fourth bullet point above, special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. Non-U.S. holders should consult their tax advisors regarding the certification requirements for non-U.S. holders.

If a non-U.S. holder is engaged in a trade or business in the United States and interest (including amounts taken into income under the accrual rules described above under “—U.S. Holders”) on the notes is effectively connected with the conduct of that trade or business, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% U.S. federal withholding tax discussed above) generally in the same manner as if it were a U.S. holder subject to any modification provided under an applicable income tax treaty. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

Payments on common stock and constructive dividends

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see “—U.S. Holders—Constructive distributions” above) will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States or, where an applicable treaty so provides, dividends that are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

In the case of any deemed dividend, it is possible that the U.S. federal tax on such deemed dividend would be withheld from interest, shares of common stock, or sales proceeds paid or credited to the non-U.S. holder.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, the non-U.S. holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, exchange or other disposition of notes or of shares of common stock

Any gain realized by a non-U.S. holder upon the sale, exchange, conversion, redemption or other disposition of notes or upon the sale, exchange, redemption or other disposition of a share of common stock generally will not be subject to U.S. federal income tax or withholding tax unless:

•	such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

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in the case of an amount which is attributable to interest (including amounts taken into income under the accrual rules described above under “—U.S. Holders”), the non-U.S. holder does not meet the conditions for exemption from U.S. federal withholding tax, as described in “Payment with respect to the notes” above;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We believe that we are not, have never been and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation” for U.S. federal income tax purposes and our common stock is and continues to be regularly traded on an established securities market, a non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax upon the sale, exchange, conversion, redemption, repurchase or other disposition of the notes or our common stock provided that it does not actually or constructively hold (at any time during the shorter of the five year period preceding the date of disposition or the non-U.S. holder’s holding period) more than five percent of our common stock, including any common stock that may be received upon conversion of the notes and that on the date of acquisition of the notes, such non-U.S. holder does not own notes with a fair market value of more than five percent of the fair market value of our common stock.

Withholding on Dividend Equivalents

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty, if paid to a Non-U.S. holder. Under proposed U.S. Treasury regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including adjustments to a conversion ratio (see “Description of the Notes—Adjustments to the Conversion Rate” above), with respect to equity-linked instruments may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the notes on or after January 1, 2013 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Backup Withholding and Information Reporting

U.S. Holders

Information reporting requirements will generally apply to all payments we make to U.S. holders and to the proceeds from a sale of notes or shares of common stock received by U.S. holders. A backup withholding tax will apply to those payments if the U.S. holder fails to provide a taxpayer identification number, or a certification of exempt status, or if the U.S. holder fails to report in full interest and dividend income. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability, provided that required information is timely furnished to the IRS. The backup withholding rate is currently 28% and is scheduled to increase to a 31% rate in 2013.

Non-U.S. Holders

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make to it provided that we do not have actual knowledge or reason to know that it is a United States person, as defined in the Code, and the non-U.S. holder has satisfied the certification requirements described above under “—Non-U.S. Holders—Payments with respect to the notes.” In addition, a non-U.S. holder will not be subject to backup withholding with respect to the proceeds of the sale, exchange or other disposition of notes or shares of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if (i) the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. person is a United States person, as defined in the Code, or (ii) the non-U.S. person otherwise establishes an exemption. In general, we must report annually to the IRS and to each non-U.S. holder any payments on the notes and our common stock and the proceeds from their sale or other disposition, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act was enacted on March 18, 2010 and will impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

These withholding and reporting requirements will generally apply to payments made after December 31, 2013. The withholding tax will not be imposed on payments pursuant to obligations outstanding (which do not include common stock) as of March 18, 2012. However, if proposed Treasury regulations are finalized in their current form, this withholding tax will not be imposed on payments pursuant to obligations outstanding as of December 31, 2012. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan, including a governmental plan, an individual retirement account, or a Keogh plan, proposing to invest in the notes being offered should consider this section carefully. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), and the Code as of the date of this prospectus supplement. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations, or rulings or court decisions will not significantly modify the requirements summarized in this section. Any changes may be retroactive and could apply to transactions entered into prior to the date of their enactment or release.

The fiduciary investment considerations summarized in this section generally apply to private employee benefit plans, individual retirement accounts, and plans subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The following discussion focuses on issues affecting employee benefit plans subject to ERISA, but the fiduciaries of employee benefit plans subject to similar laws should also consider these issues in general terms as well as any further issues arising under the applicable similar laws.

Before authorizing an investment in the notes, fiduciaries of employee benefit plans subject to ERISA, which we refer to as “ERISA Plans,” should consider, among other factors, (a) the fiduciary standards under ERISA, (b) whether investment in the notes satisfies the prudence and diversification requirements of ERISA, and (c) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA.

In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the ERISA Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the ERISA Plan’s portfolio composition with regards to diversification, and (c) the projected return of the ERISA Plan’s total portfolio relative to the anticipated cash flow needs of the ERISA Plan. In addition, fiduciaries of ERISA Plans should determine whether the particular type of securities in which they propose to invest poses more specific concerns under ERISA. For example, a fiduciary of an ERISA Plan considering an investment in our subordinated debt securities should determine whether it holds any of our senior debt securities and how any such holdings and the exercise of rights thereunder might impact its proposed investment. We make no representation with respect to whether an investment in the notes would be a suitable investment for any ERISA Plan. It is the obligation of the fiduciaries of an ERISA Plan to consider whether an investment in the notes by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification, and other applicable standards of ERISA.

In addition to making the threshold determination that the use of the assets of an ERISA Plan to acquire the notes is consistent with the fiduciary duties imposed by ERISA, a fiduciary should also consider the potential effects of the Plan Assets Regulation (as defined below) on the acquisition of such notes. For purposes of this discussion, we refer to ERISA Plans, together with individual retirement accounts or other plans that are not subject to ERISA but are subject to Section 4975 of the Code, as “Covered Plans,” and we refer to the assets of Covered Plans as “plan assets.”

The U.S. Department of Labor has issued a regulation, which, as modified by Section 3(42) of ERISA, we refer to as the “Plan Assets Regulation,” with regard to whether the underlying assets of an entity in which a Covered Plan acquires an equity interest are deemed to be plan assets. Under this regulation, for purposes of

ERISA and Section 4975 of the Code, when a Covered Plan acquires an equity interest in an entity, and the equity interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity issuing the equity interest, unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulation.

The Plan Assets Regulation defines an “equity interest” as any interest in an entity other than an instrument (a) that is treated as indebtedness under applicable local law, (b) which has no substantial equity features, and (c) which specifically includes a beneficial interest in a trust. Debt securities incorporating substantial equity features are generally subject to the Plan Assets Regulation to the same extent as equity interests. In addition, debt securities that are convertible into equity interests may similarly become subject to the Plan Assets Regulation at the time of their conversion. If our assets or the assets of a trust or other vehicle through which the notes are offered were deemed to be “plan assets” of investing Covered Plans, the persons providing services in connection with such assets might be considered “parties in interest” or “disqualified persons” with respect to an investing Covered Plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets. If this were the case, if anyone with discretionary responsibilities over the assets were affiliated with Bank of America, any discretionary actions undertaken by that person regarding those assets could be deemed to be a prohibited transaction under ERISA or the Code (e.g., the use of fiduciary authority or responsibility in circumstances under which that person has interests that may conflict with the interests of the investing Covered Plan and affect the exercise of that person’s best judgment as a fiduciary).

An exception to plan asset status under the Plan Assets Regulation applies to a class of “equity” interests that are “publicly-offered securities.” Publicly-offered securities are defined as securities that are:

•	widely held, i.e., owned by more than 100 investors independent of the issuer and of each other;

•	freely transferable; and

•	sold to a Covered Plan as part of an offering under an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

Beyond the considerations described above, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of Covered Plans. Persons who have certain specified relationships to a Covered Plan are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. If we or any of our affiliates are considered a party in interest or a disqualified person with respect to a Covered Plan, then the investment in our notes by the Covered Plan may give rise to a prohibited transaction. There are several ways by which we or any of our affiliates may be considered a party in interest or a disqualified person with respect to a Covered Plan. For example, if we provide banking or financial advisory services to the Covered Plan, or act as a trustee or in a similar fiduciary role for the Covered Plan’s plan assets, we may be considered a party in interest or a disqualified person with respect to that Covered Plan, depending on whether the Covered Plan is an individual retirement account or another type of employee benefit plan.

The U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Among these class exemptions are the following:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts;

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers; and

•	ERISA Section 408(b)(17); Code § 4975(d)(20)—statutory exemption for certain transactions with service providers.

The notes may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”), or any person investing “plan assets” of any Covered Plan if that transaction would cause a prohibited transaction, unless the purchaser or holder is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) and the conditions of the exemption are satisfied. In addition, neither a Covered Plan nor a Plan Asset Entity will be eligible to purchase the notes if any entity related to us is acting as a fiduciary with respect to the purchase or is an employer or party in interest or disqualified person with respect to the Covered Plan or Plan Asset Entity, unless one or more of the class exemptions (or another applicable exemption) is available and the conditions of that exemption are satisfied.

Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding in its corporate and its fiduciary capacity (if applicable) that either:

•	it is not a Covered Plan or a Plan Asset Entity and is not purchasing the notes on behalf of or with “plan assets” of any Covered Plans; or

•

it is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) with respect to the purchase, holding or conversion of notes if a Covered Plan’s acquisition, holding or conversion of the notes would otherwise cause a non-exempt prohibited transaction.

In addition, any purchaser that is a Covered Plan, a Plan Asset Entity or is acquiring the notes on behalf of a Covered Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Covered Plan or a Plan Asset Entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) neither we, the underwriter nor any of our respective affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any similar laws) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by the Seller of any rights in connection with the notes, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the notes is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Covered Plans and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA plan or a plan subject to similar laws, or an insurance company that is providing investment advice or other features to an ERISA plan or a plan subject to similar laws, and you propose to invest in the notes described in this prospectus supplement with the assets of the plan, you should consult your own advisors for further guidance.

UNDERWRITING

Raymond James & Associates, Inc. is acting as the sole underwriter of this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated March     , 2012, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, $             principal amount of the notes.

The underwriting agreement provides that the obligations of the underwriter to purchase and accept delivery of the notes offered by this prospectus supplement are subject to approval by its counsel of legal matters and to certain other conditions set forth in the underwriting agreement. The underwriter is obligated to purchase and accept delivery of all of the notes offered by this prospectus supplement, if any are purchased, other than those covered by the option to purchase additional notes described below.

Stabilization

In connection with the offering of the notes, the underwriter may engage in stabilizing transactions and syndicate covering transactions. The option involves sales in excess of the offering size, which creates a short position for the underwriter. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Commission and Discounts

The underwriter proposes to offer the notes directly to the public at the public offering price indicated on the cover page of this prospectus supplement less a concession not to exceed     % per note. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The notes are offered by the underwriter as stated in this prospectus supplement, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

The following table summarizes the underwriting compensation to be paid to the underwriter by us. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to below, will be approximately $            .

	Per Note	Total
Public offering price of the notes	$	$
Underwriting discounts and commissions in connection with the notes offering	$	$
Proceeds, before expenses, to us	$	$

Market Making

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any stock exchange. We have been advised by the underwriter that it intends to make a market in the notes but they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that prices that you receive when you sell will be favorable. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

Indemnification

We have agreed to indemnify the underwriter against various liabilities, including certain liabilities under the Securities Act, and the Exchange Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Lock-up Agreements

We and our officers and directors have agreed that, for a period beginning on the date of the lock-up agreement and continuing through the close of trading on the date that is 90 days after the date of the underwriting agreement, we and they will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any relevant security. “Relevant security” means the common stock, any other of our or our subsidiaries’ equity securities or any of and any security convertible into, or exercisable or exchangeable for, any common stock or other such equity security. Raymond James & Associates, Inc. in its sole discretion may release any relevant securities subject to these lock-up agreements at any time without notice.

The foregoing restrictions do not apply to certain transactions by our directors and officers, including:

(1) bona fide gifts or gifts by will or intestacy;

(2) the transfer of relevant securities to their affiliates, as such term is defined in Rule 405 under the Securities Act;

(3) the transfer of relevant securities to any trust for their direct or indirect benefit or their immediate family; provided that any such transfer shall not involve a disposition for value;

(4) the transfer of relevant securities with the written consent of Raymond James & Associates, Inc.;

(5) transactions in relevant securities acquired in the open market after the completion of the offering; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the lock-up period); or

(6) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, however, that no sales of relevant securities shall be made pursuant to a Plan prior to the expiration of the lock-up period (as the same may be extended pursuant to the provisions hereof); provided further, that we are not required to report the establishment of such Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and do not otherwise voluntarily effect any such public filing or report regarding such Plan.

In the case of any transfer pursuant to (1) through (4) above, each resulting transferee (or trustee, as applicable) of a relevant security is required to execute and deliver to Raymond James & Associates, Inc. an agreement satisfactory to it certifying that such transferee is bound by the terms of the lock-up agreement.

Settlement Cycle

We expect that the delivery of the notes will be made through DTC on or about March     , 2012, which is three business days following the date of confirmation of sales of the notes (this settlement cycle being referred to as “T+3”).

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriter or by its affiliates. Other than the prospectus supplement in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the accompanying prospectus, or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS

Our counsel, Locke Lord LLP, will pass upon certain legal matters for us in connection with the offering of the notes. Moss & Barnett, A Professional Association, will also pass upon matters governed by Minnesota law. Certain legal matters will be passed upon for the underwriter by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of Helix Energy Solution Group Inc.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated by reference herein. Such reports, as to the years 2011 and 2010, are based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm. The financial statements referred to above have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Certain estimates of our proved oil reserves for us incorporated by reference herein were based upon engineering reports prepared by the independent petroleum engineering firm Huddleston & Co., Inc. These estimates are included and incorporated here in reliance on the authority of such firm as an expert in such matters.

PROSPECTUS

HELIX ENERGY SOLUTIONS GROUP, INC.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Units

We may offer and sell from time to time in one or more offerings: (1) common stock, no par value; (2) preferred stock, $.01 par value, in one or more series, which may be convertible into or exchangeable for debt securities or common stock; (3) unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock; (4) warrants to purchase our debt securities, preferred stock and common stock, which may be convertible into or exchangeable for debt, preferred stock, common stock or other securities; and (5) units that include any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change the information contained in this prospectus.

You should read carefully this prospectus and any prospectus supplement before you invest in our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “HLX.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 6 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2012

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Available Information” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

As used in this prospectus, “we,” “us,” “our,” and “Helix” means Helix Energy Solutions Group, Inc. and, where the context requires, includes our operating subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.HelixESG.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934 and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 24, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2012 and February 24, 2012;

•	our definitive Proxy Statement for our Annual Meeting of Shareholders held on Wednesday, May 11, 2011 filed with the SEC on April 1, 2011; and

•

the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Helix Energy Solutions Group, Inc.

400 North Sam Houston Parkway East

Suite 400

Houston, TX 77060

(281) 618-0400

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements that contain forward-looking information regarding Helix Energy Solutions Group, Inc. and represent our expectations and beliefs concerning future events. This forward looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, included herein or incorporated herein by reference, that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “achieve,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•

statements regarding our business strategy, including the potential sale of assets and/or other investments in our subsidiaries and facilities, or any other business plans, forecasts or objectives, any or all of which is subject to change;

•

statements regarding our anticipated production volumes, results of exploration, exploitation, development, acquisition or operations expenditures, and current or prospective reserve levels with respect to any property or well;

•	statements related to commodity prices for oil and gas or with respect to the supply of and demand for oil and gas;

•	statements relating to our proposed acquisition, exploration, development and/or production of oil and gas properties, prospects or other interests and any anticipated costs related thereto;

•	statements related to environmental risks, exploration and development risks, or drilling and operating risks;

•	statements relating to the construction or acquisition of vessels or equipment and any anticipated costs related thereto;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital or other financial items;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding the collectability of our trade receivables;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;

•	statements related to our ability to retain key members of our senior management and key employees;

•	statements related to the underlying assumptions related to any projection or forward-looking statement; and

•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include, among other things:

•	impact of weak domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

•	uncertainties inherent in the development and production of oil and gas and in estimating reserves;

•	the geographic concentration of our oil and gas operations;

•	the effect of regulations on the offshore of Gulf of Mexico oil and gas operations;

•	uncertainties regarding our ability to replace depletion;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

•

the effects of indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt and could have other adverse consequences to us;

•	the effect of our hedging activities;

•	the results of our continuing efforts to control or reduce costs, and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations and the terms of any such financing;

•	the impact of current and future laws and governmental regulations including tax and accounting developments;

•	the effect of adverse weather conditions and/or other risks associated with marine operations, including the exposure of our oil and gas operations to tropical storm activity in the Gulf of Mexico;

•	the impact of operational disruptions affecting the Helix Producer I vessel which is crucial to producing oil and natural gas from our Phoenix field;

•	the effect of environmental liabilities that are not covered by an effective indemnity or insurance;

•	the potential impact of a loss of one or more key employees; and

•	the impact of general, market, industry or business conditions.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in Item 1A of our Annual Reports on Form 10-K, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made and, other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

HELIX ENERGY SOLUTIONS GROUP, INC.

We are an international offshore energy company, incorporated in the state of Minnesota in 1979, that provides field development solutions and other contracting services to the energy market as well as to our own oil and gas properties. We have three reporting business segments: contracting services, production facilities, and oil and gas. Our contracting services segment utilizes vessels, offshore equipment and methodologies to deliver services that may reduce finding and development costs and encompass the complete lifecycle of an offshore oil and gas field. These contracting services operations are primarily located in the Gulf of Mexico, North Sea, Asia Pacific and West Africa regions. Our production facilities segment consists of our ownership interest in certain production facilities in hub locations where there is potential for significant subsea tieback activity, our investment in a dynamically positioned floating production vessel and the recently established Helix Fast Response System. All of our production facilities activities are located in the Gulf of Mexico. Our oil and gas segment engages in prospect generation, exploration, development and production activities all within in the Gulf of Mexico.

The future focus of the Company is on its contracting services business, including well operations, robotics and subsea construction services. We provide offshore services and methodologies that we believe are critical to developing offshore reservoirs and maximizing production economics. These “life of field” services are represented by four disciplines: (1) well operations, (2) robotics, (3) subsea construction and (4) production facilities.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “HLX.”

Our principal executive offices are located at 400 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060 and our telephone number is (281) 618-0400. We maintain a website at http://www.HelixESG.com. Information contained on this website does not constitute part of this prospectus or any prospectus supplement, and you should rely only on the information contained in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus and any prospectus supplement when making a decision whether to invest in our securities.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing, converting or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Year Ended December 31,
	2011	2010		2009	2008		2007
Ratio of Earnings to Fixed Charges	2.4	—	(a)	2.8	—	(a)	5.1

(a)	For the years ended December 31, 2010 and 2008, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $165.7 million and $518.9 million in 2010 and 2008, respectively, to achieve coverage of 1:1 in each of those respective years.

In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges (excluding capitalized interest), plus distributed income of equity investees. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of combined fixed charges and preference dividends to earnings for the periods indicated on a consolidated basis:

	Year Ended December 31,
	2011	2010		2009	2008		2007
Ratio of Earnings to Fixed Charges and Preferred Dividends	2.4	—	(a)	2.0	—	(a)	5.0

(a)	For the years ended December 31, 2010 and 2008, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $165.8 million and $522.8 million in 2010 and 2008, respectively, to achieve coverage of 1:1 in each of those respective years.

In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges (excluding capitalized interest), plus distributed income of equity investees. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense. “Preference dividends” represent the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities.

DESCRIPTION OF OUR CAPITAL STOCK

Preferred Stock

The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement. All of the terms of the preferred stock are, or will be, contained in our articles of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $.01 par value. As of the date of this prospectus, we have 1,000 shares of Series A-1 Cumulative Convertible Preferred Stock outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, and the applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	whether dividends, if any, on that series of preferred stock will be cumulative, noncumulative, or partially cumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Common Stock

Our articles of incorporation authorizes the issuance of up to 240,000,000 shares of common stock, no par value. As of March 5, 2012, there were 105,647,513 shares of common stock issued and outstanding. We do not have any shares of common stock held in treasury. Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any). The holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

DESCRIPTION OF OUR DEBT SECURITIES

In this Description of Our Debt Securities, references to “us,” “we,” or “our” are to Helix Energy Solutions Group, Inc. and not our subsidiaries or affiliates.

We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•	any conversion or exchange features;

•

if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•

if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•

whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount, and terms of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

Warrants to Purchase Capital Stock

The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•

the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	antidilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

DESCRIPTION OF UNITS

We may issue units that include senior or subordinated debt securities, preferred stock, common stock or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities, preferred stock, common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of Helix Energy Solution Group Inc.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated by reference herein. Such reports, as to the years 2011 and 2010, are based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm. The financial statements referred to above are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

The information incorporated by reference in this prospectus relating to our proved reserves of oil and gas attributable to Energy Resource Technology GOM, Inc. as of December 31 2011 is derived from a report prepared by Huddleston & Co., Inc., independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

$

    % Convertible Senior Notes due 2032

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

March     , 2012